VERSAR, INC.

                          1996 STOCK OPTION PLAN




















                                    As adopted by the Board of Directors on
                                                         September 12, 1996
                                                 and by the stockholders on
                                                         November 14, 1996.














                             VERSAR, INC.
                             ------------

                        1996 STOCK OPTION PLAN
                        ----------------------


            1.   PURPOSE.
                 --------

            The purpose of the Plan is to attract and retain persons of high calibre and potential as employees, directors and service providers of Versar, Inc. and its affiliates, motivate and reward good performance, and encourage such employees and service providers to continue to exert their best efforts on behalf of Versar, Inc. and its affiliates. The Plan is intended to provide opportunities for stock ownership by such employees, directors and service providers in order to increase the proprietary interests in the company. This will be accomplished by providing awards to eligible individuals of nonqualified and incentive stock options.

            2.   DEFINITIONS.
                 -----------

            Unless otherwise defined herein or the context otherwise requires, the capitalized terms used herein shall have the following meanings:

                 (a) "Administrator" shall mean the committee, which shall be administrating the Plan from time to time in the discretion of the Board, as described in Section 4 of the Plan.

                 (b) "Affiliate" means any Directly Related Company and any entity in which the Corporation or a Directly Related Company has at least a fifty percent (50%) ownership interest.

                 (c) "Board" shall mean the Board of Directors of the Corporation.

                 (d)  "Change in Control of the Corporation" shall mean:

                      (i) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of forty percent (40%) or more of the combined voting power of the Corporation's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this definition, Voting Securities acquired directly from the Corporation by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                      (ii) The individuals who are members of the Incumbent Board, cease for any reason to constitute at least two-thirds of the Board; or

                      (iii)  Approval by the stockholders of the
  Corporation of (i) a merger or consolidation involving the Corporation if the stockholders of the Corporation immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or (ii) a complete liquidation or dissolution of the Corporation or an agreement for the sale or other disposition of all or subsequently all of the assets of the Corporation.

                      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because forty percent (40%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Affiliates, or (ii) any corporation, which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                      Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Security Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                 (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 (f) "Common Stock" shall mean, unless otherwise specifically provided, the common stock of the Corporation and any class of common shares into which such common stock may hereafter be converted.

                 (g) "Corporation" shall mean Versar, Inc., a Delaware corporation.

                 (h) "Directly Related Company" means a corporation related to the Corporation within the meaning of Sections 524(e) and (f) of the Code.

                 (i) "Director" shall mean a person who is a member of the Board or a member of the Board of Directors of a Affiliate, whether or not such person is also an Employee.

                 (j) "Disability" shall mean such physical or mental condition affecting an Optionee as determined by the Administrator in its sole discretion.

                 (k) "Employee" shall mean an individual who is employed (within the meaning of Section 3401 of the Code and the regulations thereunder) by the Corporation or a Affiliate (i.e., an individual with respect to whom income taxes must be withheld from compensation). Directors who are employed by the Corporation or a Affiliate are considered to be "Employees" for purposes of this Plan.

                 (l) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Administrator, at which an Option may be exercised.

                 (m) "Fair Market Value" shall mean the value of one (1) Share of Common Stock, determined as follows:

                      (1) If the Shares are traded on an exchange or the National Market System ("NMS") of the NASDAQ System, (A) if listed on an exchange, the closing price as reported or as composite transactioned on the date of valuation or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date, and (B) if traded on the NMS, the last sales price on the date of valuation or, if no sale occurred on such date, the mean between the highest bid and lowest asked prices as of the close of business on the date of valuation, as reported in the NASDAQ System;

                      (2) If the Shares are traded over-the-counter on the NASDAQ System, the mean between the bid and asked prices on the NASDAQ System at the close of business on the date of valuation; and

                      (3) If neither (1) nor (2) applies, the fair market value as determined by the Administrator in good faith. Such determination shall be conclusive and binding on all persons.

  If the date of valuation is not a business day, the price on the last business day preceding the date of valuation shall be utilized.

                 (n) "Incentive Stock Option" shall mean an option described in Section 422(b) of the Code.

                 (o) "Incumbent Board" shall mean the individuals who as of November 14, 1996 are members of the Board and any individual becoming a director subsequent to November 14, 1996 whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two full years as a member of the Board; provided, further, however, that notwithstanding the foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (i) as a result of either an actual or threatened "election contest" (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), or (ii) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest.

                 (p) "Nonqualified Stock Option" shall mean an option not described in Section 422(b), 423(b) or 424(b) of the Code.

                 (q) "Option" shall mean any stock option granted pursuant to the Plan. All Options shall be granted on the date the Administrator takes the necessary action to approve the grant. However, if the minutes or appropriate resolution of the Administrator provide that an Option is to be granted as of another date, the date of grant shall be that other date.

                 (r) "Option Agreement" shall mean a written stock option agreement evidencing a particular Option.

                 (s) "Optionee" shall mean an Employee, Director or Service Provider who has received an Option.

                 (t) "Plan" shall mean this Versar, Inc. 1996 Stock Option Plan, as it may be amended from time to time.

                 (u) "Purchase Price" shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

                 (v) "Retirement" shall mean the voluntary cessation of employment by an Employee after qualifying for early or normal retirement under any pension plan or profit sharing or stock bonus plan of the Corporation or Affiliate. If an Employee is not covered by any such plan, "Retirement" shall mean voluntary termination of employment after the Employee has attained age sixty-five (65) and after the employee has attained the tenth
  (10th) anniversary of his or her last preceding date of hire.

                 (w) "Service Provider" means an individual who is neither an Employee nor Director of the Company or any Affiliate but who provides the Company or any Affiliate, in the opinion of the Administrator, substantial and important services.

                 (x) "Share" shall mean one (1) share of Common Stock, adjusted in accordance with Section 10 of the Plan (if applicable).


            3.   EFFECTIVE DATE.
                 --------------

            The Plan was adopted by the Board effective September 12, 1996, subject to the approval of the Corporation's stockholders pursuant to Section 15 hereof. The Plan shall terminate as provided in Section 9 below.

            4.   ADMINISTRATION.
                 --------------

                 (a)  Committee.
                      ---------

                 The Plan shall be administered, in the discretion of the Board from time to time, by a committee which shall be appointed by the Board. The committee shall consist of not less than two (2) members of the Board who shall qualify as "non-employee directors" within the meaning of Rule 16b-3 under the 1934 Act ("Rule 16b-3") or any successor rule or regulation and as a "disinterested director" for purposes of the Code. The Board may from time to time remove members from, or add members to, such committee. Vacancies on the committee, however caused, shall be filled by the Board. The Board shall appoint one of the members of the committee as Chairman. The committee, as Administrator, shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator.

                 (b)  Powers.
                      ------

                 The Administrator shall from time to time at its discre-tion select the Employees, Directors and Service Provides who are to be granted Options, determine the number of Shares to be optioned to each Optionee and designate such Options as Incentive Stock Options or Nonqualified Stock Options; provided that Incentive Stock Options may be granted only to Employees (including Directors who are also Employees). The Administrator shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes. Without limitation of the foregoing, the Administrator's power shall include the power to set additional terms with respect to the grant of Options, determine the transferability or non-transferability of such Options, determine the vesting schedule with respect to such Options (which may include Options that are immediately vested upon grant) and set such other terms, restrictions and privileges with respect to any Options granted as are not inconsistent with the terms of this Plan. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

            5.   PARTICIPATION.
                 -------------

                 (a)  Eligibility.
                      -----------

                 The Optionees shall be those Employees, Directors and Service Providers of the Corporation to whom Options may be granted from time to time by the Administrator. The Administrator pursuant to this Plan may grant Incentive Stock Options and Nonqualified Stock Options to Employees and Nonqualified Stock Options to Service Providers and Directors who are not Employees.

                 (b)  Ten-Percent Shareholders.
                      ------------------------

                 An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries shall not be eligible to receive an Incentive Stock Option unless (i) the Exercise Price of the Shares subject to such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the date of grant and (ii) such Incentive Stock Option by its terms shall not be exercisable more than five (5) years from the date of grant.

                 (c)  Stock Ownership.
                      ---------------

                 For purposes of Section 5(b) above, in determining stock ownership, an Employee shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an Option shall not be counted.

                 (d)  Outstanding Stock.
                      -----------------

                 For purposes of Section 5(b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the Incentive Stock Option to the Optionee. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

            6.   STOCK.
                 -----

            The stock subject to Options granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed One Million (1,000,000). The number of Shares subject to Options outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. Whenever an Optionee's rights to exercise an Option as to any Shares shall cease for any reason before he or she has exercised such Option as to such Shares, the Option shall be deemed terminated to that extent and such Shares shall again be subject to Option under the Plan. The limitations established by this
  Section 6 shall be subject to adjustment in the manner provided in Section 10 hereof upon the occurrence of an event specified therein.

            7.   TERMS AND CONDITIONS OF OPTIONS.
                 -------------------------------

                 (a)  Stock Option Agreements.
                      -----------------------

                 Options shall be evidenced by written Option Agreements in such form as the Administrator shall from time to time determine. Such Option Agreements shall comply with and be subject to the terms and conditions set forth herein. Each Option shall state whether it is an Incentive Stock Option or a Nonqualified Stock Option.

                 (b)  Number of Shares.
                      ----------------

                 Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

                 (c)  Exercise Price.
                      --------------

                 Each Option shall state the Exercise Price. The Exercise Price in the case of any Incentive Stock Option shall not be less than the Fair Market Value on the date of grant and, in the case of an Incentive Stock Option granted to an Optionee described in Section 5(b) hereof, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant. The Exercise Price in the case of any Nonqualified Stock Option shall not be less than fifty percent (50%) of the Fair Market Value on the date of grant. The Exercise Price shall be subject to adjustment as provided in Section 10 hereof.

                 (d)  Medium and Time of Payment.
                      --------------------------

                 The Purchase Price shall be payable in full in United
  States dollars or by certified check upon the exercise of the Option; provided, however, that if the applicable Option Agreement so provides, or the Administrator, in its sole discretion otherwise approves thereof, the Purchase Price may be paid, (i) by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, (ii) through delivery of a promissory note by the Optionee evidencing the Optionee's obligation to make future cash payments to the Corporation, which promissory note shall be payable as determined by the Corporation (but in no event later than five years after the date hereof), shall be secured by a pledge of the Shares of Common Stock purchased and shall bear interest at a rate established by the Administrator, but not less than the applicable Federal Rate under Section 1274 of the Code, (iii) simultaneous exercise of the Option and sale of shares of Common Stock acquired, pursuant to a brokerage or similar arrangement approved in advance by the Administrator, and use of the proceeds from sale as payment of the purchase price of such Common Stock, (iv) in any combination of cash, Shares and promissory notes, as long as the sum of the cash so paid, note delivered and the Fair Market Value of the Shares so surrendered equals the Purchase Price or (v) any such other method as the Administrator shall approve in its sole discretion.

                 In the event the Corporation determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, an Optionee must make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of Optionee, or by the Corporation not issuing such number of Shares subject to the Option having a Fair Market Value at the time of exercise equal to the amount to be withheld or (iii) any combination of (i) and (ii) above.

                 (e)  Term and Non-transferability of Options.
                      ---------------------------------------

                 Each Option shall state the time or times when all or part thereof becomes exercisable. No Option shall be exercisable more than ten (10) years from the date it was granted and no Incentive Stock Option granted to an Optionee described in Section 5(b) hereof shall be exercisable after the expiration of five (5) years from the date it was granted. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable, unless otherwise determined by the Administrator. In the event of the Optionee's death, the Option shall not be transferable by the Optionee, unless otherwise determined by the Administrator, other than by will or the laws of descent and distribution.

                 (f)  Cessation of Employment by Employee; etc.
                      ----------------------------------------

                 After an Optionee ceases to be an Employee, his/her rights to exercise any unexercised Option then held by the Optionee shall be determined as provided in this Section 7(f). No Option, however, may be exercised after the Optionee ceases to be an Employee except to the extent that the Option was exercisable at the time of such cessation or to such greater extent as shall be approved by the Administrator in connection with an Option grant. No Option may be exercised after its term expires or is otherwise cancelled.

                      (i) Retirement. If an Optionee ceases to be an Employee because of Retirement (and not on account of misconduct as determined below), such Optionee may, subject to the restrictions referred to in Section 7(f) above, exercise the Option at any time within three months after cessation of employment, but, except as provided in the applicable Option Agreement, only to the extent that, at the date of cessation of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

                     (ii) Death. If an Optionee dies while he or she is an Employee or having ceased to be an Employee but during the period during which he or she could have exercised the Option under this Section 7, and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions referred to in Section 7(f) above, at any time within twenty-four months after the Optionee's death by the executor or administrator of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but, except as otherwise provided in the Option Agreement, only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not been previously exercised.

                    (iii) Disability. If a Optionee ceases active service as a Employee by reason of Disability, such Optionee shall have the right, subject to the restrictions referred to in Section 7(f) above, to exercise the Option at any time within six months after such cessation of employment, but, except as provided in the applicable Option Agreement, only to the extent that, at the date of such cessation of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

                    (iv) Misconduct. If an Optionee resigns or is discharged or terminated on account of misconduct, his or her Option shall terminate and shall no longer be exercisable upon notice of such resignation, discharge or termination. The existence of misconduct shall be determined by the Administrator in its sole discretion, such determination to be made in a manner consistent with the then policies of the Corporation as adopted by the Board from time to time.

                     (v) Other Reasons. If an Optionee ceases to be an Employee for any reason other than those mentioned above in subsections
  (i), (ii), (iii) or (iv), the Optionee shall have the right, subject to the restrictions referred to in Section 7(f) above, to exercise the Option at any time within three months following such cessation, discharge or termination, but, except as otherwise provided in the applicable Option Agreement, only to the extent that, at the date of cessation, discharge or termination, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

                           An Optionee's employment with the Corporation
  shall not be considered as having been terminated while the Optionee is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the Optionee's right to re-employment with the Corporation is guaranteed either by statute or by contract. Where the period of such leave exceeds ninety (90) days and where the Optionee's rights to re-employment is not guaranteed either by statute or by contract, the Optionee's employment will be deemed to have terminated on the ninety-first (91st) day of such leave.

                 (g)  Cessation of Service by Service Provider or
                      -------------------------------------------
                      Director (Other than a Director who is Also an
                      ----------------------------------------------
                      Employee).
                      ---------

                 After an Optionee ceases to be a Service Provider or Director (other than a Director who is also an Employee), his/her rights to exercise any unexercised Option then held by the Optionee shall be determined as provided in this Section 7(g). No Option, however, may be exercised after the Optionee ceases to be a Service Provider or Director, except to the extent that the Option was exercisable at the time of such cessation or to such greater extent as shall be approved by the Administrator in connection with an Option grant. No Option may be exercised after its term expires or is otherwise cancelled. If an Optionee ceases to be a Service Provider or Director because of death, disability, or termination of service for any reason, other than resignation or discharge or termination for misconduct as described below, such Optionee may, subject to the restrictions referred to above, exercise the Option at any time within six months after cessation of service, but, except as provided in the applicable Option Agreement, only to the extend that, at the date of cessation of service, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised. Notwithstanding the above, if an Optionee's service to the Corporation as a Service Provider or Director (who is not an Employee) is terminated through resignation or discharge or termination on account of misconduct, as determined by the Administrator in its sole discretion, his or her Option shall terminate and shall no longer be exercisable upon notice of such resignation, discharge or termination. All Directors who are also Employees shall be governed by the terms of Section 7(f) in lieu of this Section 7(g).

                 (h)  Rights as a Stockholder.
                      -----------------------

                 No one shall have rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 hereof.

                 (i)  Modification, Extension and Renewal of Options.
                      ----------------------------------------------

                 Within the limitations of the Plan, the Administrator may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

                 (j)  Other Provisions.
                      ----------------

                 The Option Agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan as the Administrator shall deem advisable (including, without limitation, restrictions upon the exercise of the Option or subjecting the shares issued pursuant to the exercise of an Option to rights of repurchase by the Corporation).

                 (k)  Substitution of Option.
                      ----------------------

                 Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Corporation acquires (whether by purchase, merger or otherwise) all or substantially all of the outstanding capital stock or assets of another corporation by any reorganization or other transaction qualifying under Section 425 of the Code, the Administrator may, in accordance with the provisions of that Section, substitute options under the Plan for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

            8.   LIMITATION ON ANNUAL AWARDS.
                 ---------------------------

                 The aggregate Fair Market Value (determined as of the time the Option is granted) of stock for which Incentive Stock Options exercisable for the first time by an Optionee may be granted during any calendar year (under all incentive stock options plans of the Corporation and its Subsidiaries) may not exceed $100,000, but the value of stock for which Incentive Stock Options may be granted to an Optionee in a given year may exceed $100,000. If the $100,000 limit is exceeded, the portion of the Incentive Stock Option that exceeds that limit shall constitute a Nonqualified Stock Option but this shall not cause the terms of the Option Agreement which created the Incentive Stock Option to cease to apply or be modified.

            9.   TERM OF PLAN.
                 ------------

            Options may be granted pursuant to the Plan until the expiration of the Plan on September 12, 2006.

            10.  RECAPITALIZATIONS.
                 -----------------

            Subject to any required action by stockholders, the number of Shares covered by the Plan as provided in Section 6 hereof, the number of Shares covered by each outstanding Option and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation.

            Subject to any required action by stockholders, if the Corporation is the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. If the Corporation is not the surviving corporation in any merger or consolidation, then, except to the extent governed by Section 12 hereof, any outstanding Options shall be fully vested and exercisable until five days prior to such merger or consolidation (but shall terminate thereafter) unless provisions are made in connection with such transaction for the continuance of the Plan or the assumption or the substitution for outstanding Options of new options covering the stock of a successor employer corporation, or a parent or Affiliate thereof, with appropriate adjustments as to the number and kind of shares and prices. A dissolution or liquidation of the Corporation shall cause each outstanding Option to terminate.

            To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons.

            Except as expressly provided in this Section 10 or in Section
  12, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolida-tion or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option.

            The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

            11.  SECURITIES LAW REQUIREMENTS.
                 ---------------------------

                 (a)  Securities Act Requirements.
                      ---------------------------

                 No Option granted pursuant to this Plan shall be exercisable in whole or in part, and the Corporation shall not be obligated to sell any Shares subject to any such Option, if such exercise and sale would, in the opinion of counsel for the Corporation, violate the Securities Act of 1933 (or other Federal or State statutes having similar requirements) as it may be in effect at that time.

                 As a condition to the issuance of any Shares upon exercise of an Option under this Plan, the Administrator may require the Optionee to furnish a written representation that he is acquiring the shares for investment and not with a view to distribution to the public. Such representations shall be required in cases where, in the opinion of the Administrator, they are necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933, and any shareholder who gives such representation shall be released from it at such a time as the shares to which it applies are registered pursuant to the Securities Act of 1933.

                 (b)  Listing and Regulatory Requirements.
                      -----------------------------------

                 Each Option shall be subject to the further requirements that, if at any time the Administrator shall determine in its discretion that the listing or qualification of the shares of stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of Shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.

                 (c)  Section 16.
                      ----------

                 With respect to persons subject to Section 16 of the 1934
  Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

            12.  CHANGE IN CONTROL.
                 -----------------

            In the event any Change in Control of the Corporation should occur, then the Administrator may in its sole discretion, without obtaining stockholder approval, take one or more of the following actions to the extent not inconsistent with other provisions of the Plan;

                 (a) Accelerate the exercise dates of any outstanding Option, or make the Option fully vested and exercisable;

                 (b) Pay cash to any or all owners of Options in exchange for the required cancellation of their outstanding Options; or

                 (c) Make any other adjustments or amendments to the Plan and outstanding Options and substitute new Options for outstanding Options.

            To the extent the Code would not permit the provisions of the foregoing paragraph to apply to any Incentive Stock Option granted under this Plan, then such Option, immediately upon the occurrence of the event described in the foregoing paragraph, shall be treated for all purposes of the Plan as a Nonqualified Stock Option and shall be immediately exercisable as provided in the foregoing paragraph. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Section 7(f) of this Plan.

            13.  AMENDMENT AND TERMINATION OF THE PLAN.
                 -------------------------------------

            The Board may amend or terminate the Plan at any time, but no amendment shall be made without the approval of the stockholders of the Corporation if stockholder approval under Section 422 of the Code or Rule 16b-3 would be required or if it would change the material terms or performance goals that were previously approved by the Company stockholders, within the meaning of Treasury Regulation Section 1.162-27(e)(4)(vi) or successor provision (unless the Board determines that such approval is not necessary to avoid loss of a deduction under Section 162(m) of the Code, such approval will not avoid such a loss of deduction or such approval is not advisable). No amendment of the Plan or any Option granted under the Plan shall impair any Optionee's rights, without his or her consent, under any Option theretofore granted under the Plan.

            14.  APPLICATION OF FUNDS.
                 --------------------

            The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

            15.  APPROVAL OF SHAREHOLDERS.
                 ------------------------

            The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the annual meeting of stockholders of the Corporation following the adoption of the Plan, to be held on November 14, 1996. Prior to such approval, Options may be granted but shall not be exercisable, not even in the event of a Change in Control of the Corporation.

            16.  EXECUTION.
                 ---------

            To record the adoption of the Plan by the Board on September 12, 1996, the Corporation has caused its authorized officers to affix the corporate name and seal hereto.


                                VERSAR, INC.



                                By:  /s/ James C. Dobbs
                                   ---------------------------
                                Name:  James C. Dobbs
                                     -------------------------
                                Title:  V.P. & General Counsel
                                      ------------------------

  [Seal]